Dynatronics Corporation Reports Third Quarter Fiscal Year 2024 Financial Results

EAGAN, MN / ACCESSWIRE / May 9, 2024 / Dynatronics Corporation (NASDAQ:DYNT) ("Dynatronics" or the "Company"), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today reported financial results for its third quarter of fiscal year 2024 ended March 31, 2024.

CEO Commentary

"We continue to make progress on achieving our sales goals and finding our path to positive EBITDA," said Brian Baker, Chief Executive Officer of Dynatronics. "We continue our focus on our fiscal year 2024 operating plan and making progress on our strategic priorities with encouraging results. We worked closely with our customers and key distributors to design three new additions to our rehabilitation furniture line. Our new Timber line provides a high-quality, economical solid treatment furniture option and our Titan Premier line introduces new highly functional hi-lo treatment tables. The new Forged line complements our Hausmann legacy ProTeam wood products sold to the athletic training centers. While it is too early to estimate the level of revenue contribution from these new product lines, we are optimistic that they will enhance our existing sales base."

Key Financial Results

Q3 Fiscal Year '24 Financial Highlights

Note: All financials referenced in this release are in conformity with U.S. Generally Accepted Accounting Principles and comparisons in this release are to the same period in the prior year unless otherwise noted.

  Total net sales of $7.7 million.
  Gross profit margin of 23.7%.
  Net loss attributable to common stockholders of $0.9 million compared to net loss attributable to common stockholders of $1.4 million in Q3 fiscal year '23.

Notable Balance Sheet Highlights

  Net cash of $0.6 million unchanged from $0.6 million as of June 30, 2023.
  As of March 31, 2024, $2.4 million drawn, with an additional $1.9 million available on working capital asset-based line of credit established on August 1, 2023.
  Proceeds from line of credit reduced accounts payable and accrued expenses by $1.7 million and funded $0.4 million of prepaid expenses.

Guidance for Fiscal Year '24

In terms of guidance for the fiscal year 2024, we estimate net revenue to be $32.5 million to $34 million, due to slower demand in the rehabilitation space and changes to our private label customer relationships.

We are not providing gross margin guidance currently. Given our reductions in revenue expectations, we are seeking improved stabilization in the business before considering reinstituting such guidance.

SG&A is anticipated to be in the range of 30% to 32% of net sales for the fiscal year.

The Company's financial guidance for fiscal year '24 is subject to the risks identified in its safe harbor notification below. The Company continues to expect volatility due to the challenges related to the broader economic environment, including competitive pressures, inflationary pressures, supply chain disruptions, extended handling times and delays or disruption in procedure volume. Dynatronics also expects some ongoing volatility from the Company's business optimization.

Conference Call Q3 Fiscal Year '24 Results

The Company will hold a conference call, consisting of prepared remarks by management and a question-and-answer session with analysts, at 10:00 AM ET on Thursday, May 9, 2024, to review its fiscal year '24 third quarter results.

Interested persons may access the live conference call by dialing 1-800-898-3989 (U.S./Canada callers) and entering the passcode: 3800128# or by dialing the applicable number which can be found at this link: https://www.confsolutions.ca/ILT?oss=7P1R8008983989 (international callers) and entering the passcode: 3800128#. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on June 8, 2024, by dialing 1-800-408-3053 (U.S./Canada callers) and entering the replay passcode: 6524429# or by dialing the applicable number which can be found at this link: https://www.confsolutions.ca/ILT?oss=4P1R8004083053 (international callers) and entering the replay passcode 6524429

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures and sells a broad range of products for clinical use in physical therapy, rehabilitation, orthopedics, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, and hospitals. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding the Company's planned product launches, expected overall performance, expectations regarding net sales, distribution of net sales, and selling general and administrative costs in fiscal year 2024, and uncertainties related to the broader economic environment, including higher raw material, delivery and shipment costs, supply chain disruptions, extended handling times and delays or disruption in procedure volume and volatility resulting from continued execution of the Company's business optimization strategy. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's annual, quarterly, and other reports filed with the Securities and Exchange Commission.  Dynatronics does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Summary Financial Results

Following is a summary of operating results for the periods ended March 31, 2024, the balance sheet highlights at March 31, 2024 and cash flow for periods ended March 31, 2024.

Summary Selected Financial Data
Statements of Operations Highlights
In thousands, except share and per share amounts

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023

Net sales	$7,658	$9,236	$25,161	$32,172
Cost of sales	$5,841	$7,028	$19,218	$23,258
Gross Profit	$1,817	$2,208	$5,943	$8,913

Selling, general and administrative expenses	$2,389	$3,429	$7,656	$11,409
Other (expense) income, net	$(96)	$(25)	$(297)	$(97)
Net income (loss)	$(668)	$(1,245)	$(2,010)	$(2,592)

Preferred stock dividend, in common stock, issued or to be issued	$(184)	$(175)	$(572)	$(518)
Net income (loss) attributable to common stockholders	$(852)	$(1,420)	$(2,582)	$(3,111)

Net loss attributable to common stockholders per common share - basic and diluted	$(0.17)	$(0.36)	$(0.57)	$(0.82)
Weighted-average common shares outstanding - basic and diluted	$4,878,512	$3,929,577	$4,553,847	$3,809,610

Balance Sheet Highlights
In thousands

	March 31, 2024	June 30, 2023
Cash and cash equivalents and restricted cash	$596	$553
Trade accounts receivable, net	3,716	3,722
Inventories, net	6,184	7,403
Prepaids & other	1,513	741
Total current assets	12,009	12,419

Non-current assets	15,756	17,644
Total assets	$27,765	$30,063

Accounts payable	$3,571	$4,530
Accrued payroll and benefits expense	439	878
Accrued expenses	759	891
Other current liabilities	1,461	1,642
Line of credit	2,352	-
Total current liabilities	8,582	7,941

Non-current liabilities	4,337	5,265
Total liabilities	12,919	13,206

Stockholders' equity	14,846	16,857
Total liabilities and stockholders' equity	$27,765	$30,063

Cash Flow Highlights
In thousands

	Nine Months Ended
	March 31
	2024	2023

Net loss	$(2,010)	$(2,592)

Depreciation and amortization	984	1,008
Stock-based compensation	(1)	109
(Gain) loss on sale of property and equipment	41	-
Receivables	5	1,050
Inventory	1,219	2,368
Prepaid and other assets	(438)	67
Accounts payable, accrued expenses, and other liabilities	(1,655)	(1,605)
Net cash provided by (used in) operating activities	(1,855)	405

Net cash used in investing activities	(241)	(177)

Payments on non-current liabilities	2,139	(259)
Net cash provided by (used in) financing activities	2,139	(259)

Net change in cash and cash equivalents	43	(31)
Cash and cash equivalents at beginning of the period	553	701
Cash and cash equivalents at end of the period	$596	$670

Contact:

Dynatronics Corporation

Investor Relations

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

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SOURCE: Dynatronics Corporation